Exhibit 99.1

Franklin Financial Network Reports 2019 Fourth Quarter Results
Strategic Merger Agreement Signed with FB Financial Corporation
Net Interest Margin 3.12%, 14 Basis Point Expansion from Previous Quarter
Earnings per Diluted Common Share of $0.64
FRANKLIN, Tennessee, January 21, 2020 (BUSINESS WIRE) -- Franklin Financial Network, Inc. (the "Company") (NYSE: FSB), parent company of Franklin Synergy Bank (the "Bank"), today announced a merger with FB Financial Corporation. The details of the merger are contained within a joint press release issued by the two companies today. The Company reported net income of $9.7 million, or $0.64 per diluted common share, for the quarter-ended December 31, 2019, compared to $3.8 million, or $0.25 per diluted common share, for the quarter-ended December 31, 2018.
The Company reported net income of $29.1 million, or $1.93 per diluted common share, for the year-ended December 31, 2019, compared to $34.5 million, or $2.34 per diluted common share, for the year-ended December 31, 2018.
Core net income for the quarter-ended December 31, 2019 was $10.2 million, or $0.68 per diluted common share, compared to $9.2 million, or $0.61 per diluted common share, for the quarter-ended December 31, 2018. Core pre-tax pre-provision profit was $12.4 million for the quarter-ended December 31, 2019, an increase of 2.1% from the quarter-ended December 31, 2018.
Chief Executive Officer, J. Myers Jones, III, stated, “We are very pleased with the Company’s results for the fourth quarter and for the full year of 2019. These results can be directly attributed to the hard work that our entire team has done over the course of the past year to unlock the Bank’s core value through the success of various strategic initiatives such as balance sheet rotation and optimization, reduction of non-core banking activities, and a multitude of operational efficiency improvements. As we look ahead, we are very excited to announce that we will be joining our partners at FirstBank to continue to build a phenomenal middle Tennessee-headquartered bank and look forward to years of growing together, with our shared passion and focus on our customers, employees, communities, and shareholders.”
Fourth Quarter and Full 2019 Key Highlights

•Net interest margin (tax-equivalent basis) improved to 3.12%, an expansion of 14 basis points from last quarter and 43 basis points year-over-year
•During the full year 2019, the securities portfolio and wholesale funding portfolio were reduced by $500.2 million and $379.1 million respectively as part of the bank’s optimization and deleveraging of the non-core balance sheet
•Securities to total assets declined to 16.7% as of December 31, 2019, down from 27.1% at December 31, 2018
•$112.4 million year-over-year reduction in the SNC portfolio to a balance of $136.7 million, representing 4.9% of loans HFI and a 45.1% year-over-year decrease.
•Core deposit growth of $65.5 million, or 12.2% annualized from the third quarter of 2019 and $337.3 million, or 18.2% from the fourth quarter of 2018
•Tangible book value per share of $27.39, up 11.7% annualized and 12.6% year-over-year

Performance Summary

	Reported GAAP Results			Non-GAAP "Core" Results(1)
(dollars in thousands,except share data and %)	4Q 2019	3Q 2019	4Q 2018	4Q 2019	3Q 2019	4Q 2018
Net Interest Income	$28,296	$28,262	$26,921	$28,296	$28,262	$26,921
Net Interest Margin (FTE)(2)	3.12%	2.98%	2.69%	3.12%	2.98%	2.69%
Provision for Loan Losses	$200	$1,000	$975	$200	$1,000	$975
Net Charge-offs / Average Loans	0.00%	0.27%	0.00%	0.00%	0.27%	0.00%
Noninterest Income (loss)	$4,573	$4,793	$(384)	$4,573	$5,065	$3,776
Noninterest Expense	$21,047	$18,614	$21,689	$20,449	$19,371	$18,538
Efficiency Ratio	64.0%	56.3%	81.7%	62.2%	58.1%	60.4%
Pre-tax Income	$11,622	$13,441	$3,873	$12,220	$12,956	$11,184
Net Income available to common shareholders(3)	$9,721	$11,324	$3,743	$10,211	$10,926	$9,178
Pre-tax pre-provision profit	$11,822	$14,441	$4,848	$12,420	$13,956	$12,159

Diluted EPS	$0.64	$0.75	$0.25	$0.68	$0.72	$0.61
Effective Tax Rate	16.29%	15.75%	3.15%	16.37%	15.67%	17.86%
Weighted Average Diluted Shares	15,126,270	14,991,363	14,821,540	15,126,270	14,991,363	14,821,540
Actual Shares Outstanding	14,821,594	14,636,484	14,538,085	14,821,594	14,636,484	14,538,085
Return on Average:
Assets	1.01%	1.12%	0.35%	1.06%	1.08%	0.87%
Equity	9.3%	11.3%	4.1%	9.8%	10.9%	10.1%
Tangible Common Equity	9.7%	11.8%	4.3%	10.2%	11.4%	10.7%

(1)Non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items. Excludes 4Q2019 employee related payroll adjustments of $598, 3Q2019 nonrecurring Federal Deposit Insurance Corporation (FDIC) assessment credit of $757, gain on sales of securities of $1,493, and loss on sales of loans of $1,765. See "GAAP reconciliation and use of non-GAAP financial measures" below for a discussion and reconciliation of non-GAAP financial measures.
(2)Interest income and rates include the effects of tax-equivalent adjustments to adjust tax-exempt interest income on tax-exempt loans and investment securities to a fully taxable basis (FTE).
(3)Net income available to common shareholders includes a dividend declared and paid by the Company's REIT subsidiary to minority interest preferred shareholders in the fourth quarter of 2019 and the fourth quarter of 2018.

Balance Sheet
Loans held for investment (HFI) increased $7.6 million, or 1.1% annualized from the third quarter of 2019, and increased $138.5 million year-over-year, or 5.2%. This net loan growth for the full year 2019 occurred in spite of the $112.4 million year-over-year reduction in the Shared National Credit (SNC) portfolio to a balance of $136.7 million, representing a 45.1% year-over-year decrease. This is the lowest SNC balance held by the Company during the last five quarters, representing 4.9% of loans HFI, which is almost half of the Company’s concentration of 9.3% of loans HFI at the peak of the SNC portfolio at December 31, 2018. Non-SNC loan growth in the fourth quarter was $33.3 million, representing annualized growth of 4.7% from the third quarter.

Total deposits increased by $145.6 million, or 18.9% annualized from the third quarter of 2019 and decreased by $224.2 million, or 6.5% from the fourth quarter of 2018. Core deposits increased by $65.5 million, or 12.2% annualized from the third quarter 2019, driven primarily by reciprocal deposits. Loans HFI decreased to 87.4% of total deposits at December 31, 2019, when compared with 91.3% at September 30, 2019, and increased when compared with 77.7% at December 31, 2018.

As part of the strategic rotation and optimization away from non-core assets and liabilities, the Company has reduced its securities portfolio by a total of $500.2 million over the course of the full-year 2019, representing a 43.4% reduction from the fourth quarter of 2018. As of December 31, 2019, securities represent 16.7% of total assets, down from 27.1% at December 31, 2018. Wholesale funding, represented by brokered deposits and FHLB advances, ended the year at $787.2 million, down $379.1 million from December 31, 2018, a 32.5% year-over-year decline in the non-core wholesale funding portfolio.

Executive Vice President and Chief Financial Officer, Christopher J. Black stated, “Throughout the year of 2019, we have continued to make great progress in the reduction of non-core banking activities. We expect to continue on this pathway and will likely accelerate these activities in light of our strategic merger agreement with FB Financial

Corporation. Together with our partners at FirstBank, as one team with so many similarities, we are excited to continue to drive shareholder value as we focus on bringing the best products and services to our customers.”

Net Interest Income and Net Interest Margin (NIM)
Net interest income remained steady at $28.3 million for the fourth quarter of 2019 compared to the third quarter of 2019, and increased $1.4 million compared to the fourth quarter of 2018, representing a 5.1% year-over-year increase.

NIM (tax-equivalent basis) was 3.12% for the three months ended December 31, 2019, a 14 basis point increase quarter-over-quarter, and a 43 basis point increase year-over-year, primarily driven by the balance sheet rotation and optimization strategies that have focused on the reduction in non-core assets and liabilities.

Noninterest Income and Expense
Total noninterest income was $4.6 million and $4.8 million for the fourth and third quarters of 2019, respectively. After non-core adjustments, core noninterest income was $4.6 million for the fourth quarter of 2019 and $5.1 million for the third quarter of 2019, a decrease of 38.5% annualized from the third quarter of 2019, and an increase of 21.1% on a year-over-year basis.

Total noninterest expense was $21.0 million and $18.6 million during the fourth and third quarters of 2019, respectively. When adjusted for a nonrecurring employment related payroll adjustment of $598 thousand during the fourth quarter of 2019, core noninterest expense was $20.4 million compared to $19.4 million after an adjustment for an FDIC assessment credit during the third quarter of 2019. This represents a 10.3% year-over-year increase when compared to the fourth quarter of 2018 core noninterest expense of $18.5 million.

Asset Quality
The allowance for loan and lease losses (ALLL) was $26.7 million at December 31, 2019, representing an increase of $3.2 million from $23.5 million at December 31, 2018, equating to 0.95% of total loans HFI. The Company reported no bank-owned real estate (OREO) at December 31, 2019.

As of December 31, 2019, the Company’s total nonperforming assets (NPAs) were 0.09% of total assets, or $3.4 million, a decrease of approximately $2.3 million from December 31, 2018. The ALLL/NPAs coverage ratio was 781.3% at December 31, 2019, compared with the 411.7% coverage present at December 31, 2018. Classified assets were $48.9 million at December 31, 2019, representing 1.74% of loans HFI, down from 1.77% of loans HFI at September 30, 2019.

Capital
Tangible common equity to tangible assets was 10.4% at December 31, 2019, compared with 10.2% and 8.4% at September 30, 2019, and December 31, 2018, respectively. The Company's tangible book value per share increased to $27.39, which represents a 11.7% annualized quarterly increase and 12.6% year-over-year growth.

Summary
Jones concluded, “I am quite proud of the progress and the evolution of our franchise, as well as the improvement in our financial performance throughout 2019. As we look ahead to 2020 and beyond, we are excited about the future that is in front of us with our new partners at FirstBank. We firmly believe that we will be better together with our focus being concentrated on our customers and our abilities being stronger than ever to meet the needs of our customers.”

WEBCAST AND CONFERENCE CALL INFORMATION
The live broadcast of the Company's earnings webcast and conference call previously scheduled at 8:00 a.m. CST on Thursday, January 23, 2020 will be cancelled, and management will join FB Financial Corporation on Tuesday, January 21, 2020 at 5:00 p.m. CST to discuss the announced merger with FB Financial Corporation and FB Corporation's 2019 fourth quarter and year-end earnings, and the conference call will be broadcast live over the

Internet at https://www.webcaster4.com/Webcast/Page/1631/32670. The replay presentation materials will be available with the webcast at www.firstbankonline.com approximately an hour following the conclusion of the live broadcast. This Earnings Release will be included on a Form 8-K that the Company furnished to the U.S. Securities and Exchange Commission (SEC) on January 21, 2020.

ABOUT THE COMPANY
Franklin Financial Network, Inc. (NYSE: FSB) is a financial holding company headquartered in Franklin, Tennessee. The Company's wholly owned bank subsidiary, Franklin Synergy Bank, a Tennessee-chartered commercial bank founded in November 2007 and a member of the Federal Reserve System, provides a full range of banking and related financial services with a focus on service to small businesses, corporate entities, local governments and individuals. With consolidated total assets of $3.9 billion at December 31, 2019, the Bank currently operates through 15 branches in the growing Williamson, Rutherford and Davidson Counties and one loan production/deposit production office in Wilson County, all within the Nashville metropolitan statistical area. Additional information about the Company, which is included in the NYSE Financial-100 Index, the FTSE Russell 2000 Index and the S&P SmallCap 600 Index, is available at www.FranklinSynergyBank.com

Investor Relations Contact:
Chris Black
EVP, Chief Financial Officer
(615) 721-6096
chris.black@franklinsynergy.com

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This Earnings Release contains forward-looking statements regarding, among other things, our anticipated financial and operating results, the transaction with FB Financial Corporation and our plans regarding reductions in noncore banking activities. The Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect our management's current assumptions, beliefs, and expectations. Words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "objective," "should," "hope," "pursue," "seek," and similar expressions are intended to identify forward-looking statements. While we believe that the expectations reflected in our forward-looking statements are reasonable, we can give no assurance that such expectations will prove correct. Forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from the future results, performance, or achievements expressed in or implied by any forward-looking statement we make. Some of the relevant risks and uncertainties that could cause our actual performance to differ materially from the forward-looking statements contained in this Earnings Release are discussed below and under the heading "Risk Factors" and elsewhere in our Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") on March 19, 2019. We caution readers that these discussions of important risks and uncertainties are not exclusive, and our business may be subject to other risks and uncertainties which are not detailed there. Readers are cautioned not to place undue reliance on our forward-looking statements. We make forward-looking statements as of the date on which this Earnings Release is filed with the SEC, and we assume no obligation to update the forward-looking statements after the date hereof whether as a result of new information or events, changed circumstances, or otherwise, except as required by law.
There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following:
•the risk that the cost savings and any revenue synergies from the proposed merger with FB Financial Corporation may not be realized or may take longer than anticipated to be realized;
•disruption from the proposed merger with customer, supplier, or employee relationships;
•the occurrence of any event, change, or other circumstances that could give rise to the termination of the merger agreement with FB Financial Corporation;

•the failure to obtain necessary regulatory approvals for the proposed merger with FB Financial Corporation;
•the failure to obtain the approval of the Company’s and FB Financial Corporation’s shareholders in connection with the proposed merger;
•the possibility that the costs, fees, expenses, and charges related to the proposed merger with FB Financial Corporation may be greater than anticipated, including as a result of unexpected or unknown factors, events, or liabilities;
•the failure of the conditions to the proposed merger to be satisfied;
•the risks related to the integration of the combined businesses (as well as FB Financial Corporation’s pending acquisition of FNB Financial Corp. and any future acquisitions), including the risk that the integration will be materially delayed or will be more costly or difficult than expected;
•the diversion of management time on merger-related issues;
•the ability of FB Financial Corporation to effectively manage the larger and more complex operations of the combined company following the proposed merger with the Company;
•reputational risk and the reaction of the Company’s and FB Financial Corporation’s customers to the proposed merger;
•the risk of potential litigation or regulatory action related to the proposed merger;
•business and economic conditions nationally, regionally and in our target markets, particularly in Middle Tennessee and the geographic areas in which we operate;
•the concentration of our loan portfolio in real estate loans and changes in the prices, values and sales volumes of commercial and residential real estate;
•the concentration of our business within our geographic areas of operation in Middle Tennessee;
•credit and lending risks associated with our commercial real estate, residential real estate, commercial and industrial, and construction and land development portfolios;
•increased competition in the banking and mortgage banking industry, nationally, regionally and locally;
•our ability to execute our business strategy to achieve profitable growth;
•the dependence of our operating model on our ability to attract and retain experienced and talented bankers in each of our markets;
•risks that our cost of funding could increase, in the event we are unable to continue to attract stable, low-cost deposits and reduce our cost of deposits;
•our ability to increase our operating efficiency;
•failure to keep pace with technological change or difficulties when implementing new technologies;
•risks related to our acquisition, disposition, growth and other strategic opportunities and initiatives;
•negative impact on our mortgage banking services, including declines in our mortgage originations or profitability due to rising interest rates and increased competition and regulation;
•our ability to attract and maintain business banking relationships with well-qualified businesses, real estate developers and investors with proven track records in our market areas;
•our ability to attract sufficient loans that meet prudent credit standards, including in our commercial and industrial and commercial real estate loan categories;
•failure to maintain adequate liquidity and regulatory capital and comply with evolving federal and state banking regulations;
•inability of our risk management framework to effectively mitigate credit risk, interest rate risk, liquidity risk, price risk, compliance risk, operational risk, strategic risk and reputational risk;
•failure to develop new, and grow our existing, streams of noninterest income;
•our ability to maintain expenses in line with our current projections;
•our dependence on our management team and our ability to motivate and retain our management team;
•risks related to management transition;
•risks related to any future acquisitions, including failure to realize anticipated benefits from future acquisitions;
•inability to find acquisition candidates that will be accretive to our financial condition and results of operations;
•system failures, data security breaches (including as a result of cyber-attacks), or failures to prevent breaches of our network security;
•data processing system failures and errors;

•fraudulent and negligent acts by individuals and entities that are beyond our control;
•fluctuations in market value and its impact on the securities held in our securities portfolio;
•changes in the level of nonperforming assets and other credit quality measures, and their impact on the adequacy of our allowance for loan losses;
•further deterioration in the credits that we are presently monitoring could result in future losses;
•the adequacy of our reserves (including allowance for loan losses) and the appropriateness of our methodology for calculating such reserves;
•the makeup of our asset mix and investments;
•our focus on small and mid-sized businesses;
•an inability to raise necessary capital to fund our growth strategy or operations, or to meet increased minimum regulatory capital levels;
•the sufficiency of our capital, including sources of such capital and the extent to which capital may be used or required;
•interest rate shifts and its impact on our financial condition and results of operation;
•the expenses that we incur to operate as a public company;
•the institution and outcome of litigation and other legal proceedings against us or to which we become subject;
•changes in accounting standards;
•the impact of recent and future legislative and regulatory changes;
•governmental monetary and fiscal policies;
•changes in the scope and cost of Federal Deposit Insurance Corporation, or FDIC, insurance and other coverage; and
•future equity issuances under our Amended and Restated 2017 Omnibus Equity Incentive Plan and future sales of our common stock by us or our executive officers or directors.
The foregoing factors should not be construed as exhaustive and should be read in conjunction with the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K filed March 19, 2019 with the SEC and our Quarterly Reports on Form 10-Q filed May 9, 2019, August 6, 2019, and October 31, 2019 with the SEC. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from our forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible for us to predict their occurrence or how they will affect the Company.
IMPORTANT INFORMATION FOR SHAREHOLDERS AND INVESTORS
In connection with the proposed merger, FB Financial Corporation will file a registration statement on Form S-4 with the SEC. The registration statement will contain the joint proxy statement of the Company and FB Financial Corporation to be sent to the Company’s and FB Financial Corporation’s shareholders seeking their approvals in connection with the merger and the issuance of FB Financial Corporation common stock in the merger. The registration statement will also contain the prospectus of FB Financial Corporation to register the shares of FB Financial Corporation common stock to be issued in connection with the merger. A definitive joint proxy statement/prospectus will also be provided to the Company’s and FB Financial Corporation’s shareholders as required by applicable law. Investors and shareholders are encouraged to read the registration statement, including the joint proxy statement/prospectus that will be part of the registration statement, as well as any other relevant documents filed by the Company and FB Financial Corporation with the SEC, including any amendments or supplements to the registration statement and other documents filed with the SEC, because they will contain important information about the proposed merger, the Company and FB Financial Corporation. The registration statement and other documents filed with the SEC may be obtained for free on the SEC’s website (www.sec.gov). The definitive proxy statement/prospectus will also be made available for free by contacting Franklin Investor Relations at (615) 236-8327 or investors@franklinsynergy.com, or by contacting FB Financial Corporation Investor Relations at (615) 564-1212 or investors@firstbankonline.com. This communication does not constitute an offer to sell, the solicitation of an offer to sell or the solicitation of an offer to buy any securities, or the solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.
PARTICIPANTS IN THE SOLICITATION
The Company, FB Financial Corporation, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s and FB Financial Corporation’s shareholders in connection with the proposed merger under the rules of the SEC. Information about the directors and executive officers of the Company may be found in the definitive proxy statement for the Company’s 2019 annual meeting of shareholders, filed with the SEC by the Company on April 12, 2019, and other documents subsequently filed by the Company with the SEC. Information about the directors and executive officers of FB Financial Corporation may be found in the definitive proxy statement for FB Financial Corporation’s 2019 annual meeting of shareholders, filed with the SEC by FB Financial Corporation on April 16, 2019, and other documents subsequently filed by FB Financial Corporation with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus when it becomes available. Free copies of these documents may be obtained as described in the paragraph above.

GAAP RECONCILIATION AND USE OF NON-GAAP FINANCIAL MEASURES
Some of the financial data included in this earnings release and our selected historical consolidated financial information are not measures of financial performance recognized by GAAP. Our management uses these non-GAAP financial measures in its analysis of our performance:
•"Common equity" is defined as total shareholders' equity at end of period less the liquidation preference value of the preferred stock;
•"Tangible common equity" is common equity less goodwill and other intangible assets;
•"Total tangible assets" is defined as total assets less goodwill and other intangible assets;
•"Other intangible assets" is defined as the sum of core deposit intangible assets and SBA servicing rights;
•"Tangible book value per share" is defined as tangible common equity divided by total common shares outstanding. This measure is important to investors interested in changes from period-to-period in book value per share exclusive of changes in intangible assets;
•"Tangible common equity ratio" is defined as the ratio of tangible common equity divided by total tangible assets. We believe that this measure is important to many investors in the marketplace who are interested in relative changes from period-to period in common equity and total assets, each exclusive of changes in intangible assets;
•"Core Return on Average Tangible Common Equity" is defined as annualized core net income available to common shareholders divided by average tangible common equity;
•"Core Efficiency Ratio" is defined as noninterest expense divided by our operating revenue, which is equal to net interest income plus noninterest income with all adjusted to certain one-time expenses;
•"Core Diluted Earnings Per Share" is defined as reported earnings per share adjusted for certain one-time expenses;
•"Core NonInterest Income" is defined as noninterest income adjusted for certain one-time items;
•"Core NonInterest Expense" is defined as noninterest expense adjusted for certain one-time items;
•"Core Compensation Expense" is defined as compensation expense adjusted for certain one-time items;
•"Core Net Income" is defined as "Net Income Available to Common Shareholders" adjusted for certain one-time items;
•"Pre-tax core net income" is defined as pre-tax net income adjusted for certain one-time noninterest income and noninterest expense items; and
•"Pre-tax pre-provision core profit" is defined as pre-tax core net income and provision for loan losses.

We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that our non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies use.

Financial Summary and Key Metrics
(Unaudited)
(In Thousands, Except Share Data and %)

	2019				2018
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Statement of Income Data
Total interest income	$43,368	$46,531	$47,453	$47,523	$46,046
Total interest expense	15,072	18,269	20,088	20,103	19,125
Net interest income	28,296	28,262	27,365	27,420	26,921
Provision for loan losses	200	1,000	7,031	5,055	975
Total noninterest income (loss)	4,573	4,793	4,923	3,486	(384)
Total noninterest expense	21,047	18,614	19,370	22,616	21,689
Net income before income taxes	11,622	13,441	5,887	3,235	3,873
Income tax expense	1,893	2,117	706	334	122
Net income available to common shareholders (a)	$9,721	$11,324	$5,173	$2,901	$3,743
Pre-tax pre-provision profit	$11,822	$14,441	$12,918	$8,290	$4,848
Net interest income (tax-equivalent basis)	$28,761	$28,808	$27,921	$27,955	$27,516
Core net income* (a)	$10,211	$10,926	$5,173	$6,103	$9,178
Per Common Share
Diluted net income	$0.64	$0.75	$0.34	$0.19	$0.25
Core diluted net income *	0.68	0.72	0.34	0.41	0.61
Book value	28.65	27.89	26.90	26.31	25.64
Tangible book value*	27.39	26.61	25.61	25.00	24.32
Weighted average number of shares-diluted	15,126,270	14,991,363	14,894,140	14,804,830	14,821,540
Period-end number of shares	14,821,594	14,636,484	14,628,287	14,574,339	14,538,085
Selected Balance Sheet Data
Cash and due from banks	$234,991	$178,747	$150,721	$300,113	$280,212
Securities available-for-sale, at fair value	652,132	612,371	715,132	799,301	1,030,668
Securities held to maturity	—	—	118,963	118,831	121,617
Loans held for sale, at fair value	43,757	56,570	27,093	21,730	11,103
Loans held for investment	2,803,849	2,796,233	2,880,433	2,807,377	2,665,399
Allowance for loan losses	(26,675)	(26,474)	(27,443)	(27,857)	(23,451)
Total assets	3,910,243	3,818,324	4,071,971	4,238,436	4,249,439
Retail and other deposits	1,706,699	1,756,558	1,530,722	1,532,984	1,538,441
Local Government deposits	386,903	349,535	480,206	628,985	782,889
Brokered deposits	632,241	589,482	699,195	718,683	797,795
Reciprocal deposits	481,741	366,375	436,522	435,191	312,682
Total deposits	3,207,584	3,061,950	3,146,645	3,315,843	3,431,807
Borrowings	213,872	278,827	455,282	475,238	427,193
Total shareholders' equity	424,646	408,168	393,516	383,421	372,740
Total equity	424,739	408,261	393,609	383,514	372,833
Selected Ratios
Return on average:
Assets	1.01%	1.12%	0.51%	0.28%	0.35%
Shareholders' equity	9.3%	11.3%	5.3%	3.1%	4.1%
Tangible common equity*	9.7%	11.8%	5.6%	3.3%	4.3%
Average shareholders' equity to average assets	10.9%	10.0%	9.5%	8.9%	8.6%
Net interest margin (NIM) (tax-equivalent basis)	3.12%	2.98%	2.84%	2.80%	2.69%
Efficiency ratio (GAAP)	64.0%	56.3%	60.0%	73.2%	81.7%
Core efficiency ratio (tax-equivalent basis)*	62.2%	58.1%	60.0%	59.8%	60.4%
Loans held for investment to deposit ratio	87.4%	91.3%	91.5%	84.7%	77.7%
Total loans to deposit ratio	88.8%	93.2%	92.4%	85.3%	78.0%
Yield on interest-earning assets	4.76%	4.87%	4.89%	4.82%	4.56%
Cost of interest-bearing liabilities	2.00%	2.26%	2.41%	2.34%	2.16%
Cost of total deposits	1.65%	1.91%	2.07%	2.06%	1.88%
Credit Quality Ratios
Allowance for loan losses as a percentage of loans held for investment	0.95%	0.95%	0.95%	0.99%	0.88%
Net charge-offs (recoveries) as a percentage of average loans held for investment(b)	0.00%	0.27%	1.04%	0.10%	0.00%
Nonperforming loans held for investment as a percentage of total loans held for investments	0.12%	0.11%	0.16%	0.42%	0.21%
Nonperforming assets as a percentage of total assets	0.09%	0.08%	0.12%	0.28%	0.13%
Classified assets as a percentage of loans held for investment	1.74%	1.77%	0.98%	1.27%	1.45%
Preliminary capital ratios (Consolidated)
Shareholders' equity to assets	10.9%	10.7%	9.7%	9.0%	8.8%
Tangible common equity to tangible assets*	10.4%	10.2%	9.2%	8.6%	8.4%
Tier 1 capital (to average assets)	10.6%	9.8%	9.2%	8.8%	8.8%
Tier 1 capital (to risk-weighted assets)	12.4%	12.0%	11.2%	11.3%	12.2%
Total capital (to risk-weighted assets)	15.0%	14.7%	13.7%	14.0%	14.9%
Common Equity Tier 1 (to risk-weighted assets) (CET1)	12.4%	12.0%	11.2%	11.3%	12.2%
*These measures are considered non-GAAP financial measures. See "GAAP Reconciliation and Use of Non-GAAP Financial Measures" and the corresponding financial tables below for reconciliations of these Non-GAAP measures.
(a) - Includes a dividend declared and paid by the Company's REIT subsidiary to minority interest preferred shareholders in the second and fourth quarters.
(b) - annualized

Consolidated Statements of Income
(Unaudited)
(In Thousands, Except Share Data and %)

						Q4 2019 vs.	Q4 2019 vs.
	2019				2018	Q3 2019 Percent	Q4 2018 Percent
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Variance	Variance
Interest income:
Loans, including fees	$38,667	$40,118	$40,202	$38,338	$36,314	(3.6)%	6.5%
Securities
Taxable	2,639	3,815	4,614	6,394	7,058	(30.8)%	(62.6)%
Tax-exempt	1,208	1,471	1,410	1,470	1,615	(17.9)%	(25.2)%
Dividends on restricted equity securities	238	291	350	334	334	(18.2)%	(28.7)%
Federal funds sold and other	616	836	877	987	725	(26.3)%	(15.0)%
Total interest income	43,368	46,531	47,453	47,523	46,046	(6.8)%	(5.8)%
Interest expense:
Deposits	12,609	15,020	16,679	16,990	15,941	(16.1)%	(20.9)%
Federal funds purchased and repurchase agreements	79	49	90	72	123	61.2%	(35.8)%
Federal Home Loan Bank advances and other	1,302	2,118	2,237	1,959	1,979	(38.5)%	(34.2)%
Subordinated notes	1,082	1,082	1,082	1,082	1,082	0.0%	0.0%
Total interest expense	15,072	18,269	20,088	20,103	19,125	(17.5)%	(21.2)%
Net interest income	28,296	28,262	27,365	27,420	26,921	0.1%	5.1%
Provision for loan losses	200	1,000	7,031	5,055	975	(80.0)%	(79.5)%
Net interest income after provision	28,096	27,262	20,334	22,365	25,946	3.1%	8.3%
Noninterest income:
Service charges on deposit accounts	83	83	77	74	66	0.00%	25.8%
Other service charges and fees	970	1,069	903	757	830	(9.3)%	16.9%
Mortgage banking revenue	2,307	2,702	2,473	1,672	1,630	(14.6)%	41.5%
Wealth management	813	767	673	627	741	6.0%	9.7%
Gain (loss) on sales and calls of securities	34	1,493	367	149	(4,160)	(97.7)%	(100.8)%
Net (loss) gain on sale of loans	(31)	(1,758)	3	(217)	5	(98.2)%	(720.0)%
Net gain on foreclosed assets	(2)	2	3	4	107	(200.0)%	(101.9)%
Other income	399	435	424	420	397	(8.3)%	0.5%
Total noninterest income	4,573	4,793	4,923	3,486	(384)	(4.6)%	(1,290.9)%
Total revenue	32,869	33,055	32,288	30,906	26,537	(0.6)%	23.9%
Noninterest expenses:
Salaries and employee benefits	12,841	11,632	11,365	14,743	13,657	10.4%	(6.0)%
Occupancy and equipment expense	3,313	3,360	3,283	3,113	3,216	(1.4)%	3.0%
FDIC assessment expense	550	(357)	660	990	990	(254.1)%	(44.4)%
Marketing expense	254	315	301	319	236	(19.4)%	7.6%
Professional fees	1,242	1,118	1,073	923	1,107	11.1%	12.2%
Other expense	2,847	2,546	2,688	2,528	2,483	11.8%	14.7%
Total noninterest expense	21,047	18,614	19,370	22,616	21,689	13.1%	(3.0)%
Net income before income taxes	11,622	13,441	5,887	3,235	3,873	(13.5)%	200.1%
Income tax expense	1,893	2,117	706	334	122	(10.6)%	1,451.6%
Net income	$9,729	$11,324	$5,181	$2,901	$3,751	(14.1)%	159.4%
Earnings attributable to noncontrolling interest	(8)	—	(8)	—	(8)	0.00%	0.00%
Net income available to common shareholders (a)	$9,721	$11,324	$5,173	$2,901	$3,743	(14.2)%	159.7%
Weighted average common shares outstanding:
Basic	14,649,906	14,530,586	14,482,344	14,393,083	14,354,399
Fully diluted	15,126,270	14,991,363	14,894,140	14,804,830	14,821,540
Earnings per share
Basic	$0.66	$0.77	$0.35	$0.20	$0.26
Fully diluted	$0.64	$0.75	$0.34	$0.19	$0.25
Dividend per share	$0.06	$0.04	$0.04	$0.04	$—
(a) Includes a dividend declared and paid by the Company's REIT subsidiary to minority interest preferred shareholders in the second and fourth quarters.

Consolidated Balance Sheets
(Unaudited)
(In Thousands, Except %)

						Q4 2019 vs.	Q4 2019 vs.
	2019				2018	Q3 2019	Q4 2018
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Annualized Variance	Percent Variance
ASSETS
Cash and due from banks	$234,991	$178,747	$150,721	$300,113	$280,212	124.8%	(16.1)%
Certificates of deposit at other financial	3,590	3,590	3,840	3,595	3,594	0.0%	(0.1)%
institutions
Securities available for sale, fair value	652,132	612,371	715,132	799,301	1,030,668	25.8%	(36.7)%
Securities held to maturity	—	—	118,963	118,831	121,617	0.0%	(100.0)%
Loans held for sale, at fair value	43,757	56,570	27,093	21,730	11,103	(89.9)%	294.1%
Loans held for investment	2,803,849	2,796,233	2,880,433	2,807,377	2,665,399	1.1%	5.2%
Allowance for loan losses	(26,675)	(26,474)	(27,443)	(27,857)	(23,451)	3.0%	13.7%
Net loans	2,777,174	2,769,759	2,852,990	2,779,520	2,641,948	1.1%	5.1%
Restricted equity securities, at cost	24,802	24,764	24,524	22,510	21,538	0.6%	15.2%
Premises and equipment, net	12,141	12,449	12,948	12,682	12,371	(9.8)%	(1.9)%
Accrued interest receivable	12,544	12,077	14,281	14,232	13,337	15.3%	(5.9)%
Bank owned life insurance	56,726	56,366	55,989	55,614	55,239	2.5%	2.7%
Deferred tax asset, net	8,910	10,297	10,451	12,208	13,189	(53.4)%	(32.4)%
Servicing rights, net	3,246	3,128	3,299	3,366	3,403	15.0%	(4.6)%
Goodwill	18,176	18,176	18,176	18,176	18,176	0.0%	0.0%
Core deposit intangible asset	449	556	675	807	952	(76.4)%	(52.8)%
Other assets	61,605	59,474	62,889	75,751	22,092	14.2%	178.9%
Total assets	$3,910,243	$3,818,324	$4,071,971	$4,238,436	$4,249,439	9.6%	(8.0)%
LIABILITIES AND EQUITY
Liabilities:
Demand deposits
Noninterest-bearing	$319,373	$346,441	$334,802	$304,937	$290,580	(31.0)%	9.9%
Interest-bearing	2,888,211	2,715,509	2,811,843	3,010,906	3,141,227	25.2%	(8.1)%
Total deposits	3,207,584	3,061,950	3,146,645	3,315,843	3,431,807	18.9%	(6.5)%
Federal Home Loan Bank advances	155,000	220,000	396,500	416,500	368,500	(117.2)%	(57.9)%
Subordinated notes, net	58,872	58,827	58,782	58,738	58,693	0.3%	0.3%
Accrued interest payable	4,201	3,932	4,312	5,041	4,700	27.1%	(10.6)%
Other liabilities	59,847	65,354	72,123	58,800	12,906	(33.4)%	363.7%
Total liabilities	3,485,504	3,410,063	3,678,362	3,854,922	3,876,606	8.8%	(10.1)%
Shareholders' equity:
Common stock	275,412	269,842	268,505	266,758	264,905	8.2%	4.0%
Retained earnings	147,415	138,579	127,840	123,250	123,176	25.3%	19.7%
Accumulated other comprehensive gain/(loss), net	1,819	(253)	(2,829)	(6,587)	(15,341)	nm	(111.9)%
Total shareholders' equity	424,646	408,168	393,516	383,421	372,740	16.0%	13.9%
Noncontrolling interest in consolidated	93	93	93	93	93	0.0%	0.0%
Total equity	424,739	408,261	393,609	383,514	372,833	16.0%	13.9%
Total liabilities and equity	$3,910,243	$3,818,324	$4,071,971	$4,238,436	$4,249,439	9.6%	(8.0)%

Average Balance, Average Yield Earned and Average Rate Paid (7)
For the Periods Ended
(Unaudited)
(In Thousands, Except %)

	Three Months Ended December 31, 2019			Three Months Ended September 30, 2019
	Average balances	Interest income/ expense	Average yield/ rate	Average balances	Interest income/ expense	Average yield/ rate
Interest-earning assets:
Loans(1)(6)	$2,827,590	$38,493	5.40%	$2,848,888	$39,926	5.56%
Loans held for sale	27,131	211	3.09%	22,048	217	3.90%
Securities:
Taxable	438,494	2,639	2.39%	570,891	3,815	2.65%
Tax-Exempt (6)	189,091	1,636	3.43%	209,442	1,991	3.77%
Restricted equity securities	24,784	241	3.86%	24,676	292	4.69%
Total Securities	652,369	4,516	2.75%	805,009	6,098	3.01%
Certificates of deposit at other financial institutions	3,590	21	2.32%	3,628	22	2.41%
Fed funds sold and other (2)	141,199	592	1.66%	158,618	814	2.04%
Total interest earning assets	3,651,879	43,833	4.76%	3,838,191	47,077	4.87%
Noninterest Earning Assets:
Allowance for loan losses	(26,640)			(27,364)
Other assets	183,072			188,520
Total noninterest earning assets	156,432			161,156
Total assets	$3,808,311			$3,999,347
Interest-bearing liabilities:
Interest bearing deposits:
Interest Checking	$676,909	$2,818	1.65%	$712,992	$3,536	1.97%
Money market	1,208,200	5,305	1.74%	1,112,573	5,815	2.07%
Savings deposits	38,778	27	0.28%	38,952	27	0.28%
Time deposits	770,464	4,459	2.30%	928,571	5,642	2.41%
Total interest bearing deposits	2,694,351	12,609	1.86%	2,793,088	15,020	2.13%
Other interest-bearing liabilities:
FHLB advances and other (8)	225,125	1,302	2.29%	343,419	2,118	2.45%
Federal funds purchased and other (3)	14,985	79	2.09%	7,170	49	2.71%
Subordinated notes	58,842	1,082	7.30%	58,798	1,082	7.30%
Total other interest-bearing liabilities	298,952	2,463	3.27%	409,387	3,249	3.15%
Total Interest-bearing liabilities	2,993,303	15,072	2.00%	3,202,475	18,269	2.26%
Noninterest bearing liabilities:
Demand deposits	334,840			329,620
Other liabilities	65,668			68,156
Total noninterest-bearing liabilities	400,508			397,776
Total liabilities	3,393,811			3,600,251
Equity	414,500			399,096
Total liabilities and equity	$3,808,311			$3,999,347
Net interest income		$28,761			$28,808
Interest rate spread (4)			2.76%			2.61%
Net interest margin (5)			3.12%			2.98%
Cost of total deposits			1.65%			1.91%
Average interest-earning assets to average interest-bearing liabilities			122.00%			119.85%
Tax equivalent adjustment		$465			$546
Loan yield components:
Contractual interest rate on loans held for investment (1)		$36,568	5.13%		$37,908	5.28%
Origination and other loan fee income		1,696	0.24%		1,895	0.26%
Accretion on purchased loans		229	0.03%		123	0.02%
Nonaccrual interest collections		—	0.00%		—	0.00%
Total loan yield		$38,493	5.40%		$39,926	5.56%

(1) Loan balances are net of deferred origination fees and costs. Nonaccrual loans are included in total loan balances.
(2) Includes federal funds sold and capital stock in the Federal Reserve Bank and Federal Home Loan Bank, and interest-bearing deposits at the Federal Reserve Bank and the Federal Home Loan Bank.
(3) Includes repurchase agreements.
(4) Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(5) Represents net interest income (annualized) divided by total average earning assets.
(6) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax-exempt interest income on tax exempt loans and investment securities to a fully taxable basis.
(7) Average balances are average daily balances.
(8) Includes finance lease.

Average Balance, Average Yield Earned and Average Rate Paid (7)
For the Quarters Ended
(Unaudited)
(In Thousands, Except %)

	Three Months Ended June 30, 2019			Three Months Ended March 31, 2019			Three Months Ended December 31, 2018
	Average balances	Interest income/expense	Average yield/rate	Average balances	Interest income/expense	Average yield/rate	Average balances	Interest income/expense	Average yield/rate
Interest-earning assets:
Loans held for investment(1)(6)	$2,858,713	$40,003	5.61%	$2,764,675	$38,238	5.61%	$2,617,649	$36,234	5.49%
Loans held for sale	24,118	256	4.26%	9,438	115	4.94%	9,129	104	4.52%
Securities:
Taxable	673,386	4,614	2.75%	919,549	6,394	2.82%	1,082,429	7,058	2.59%
Tax-Exempt (6)	208,417	1,909	3.67%	181,699	1,990	4.44%	193,004	2,186	4.49%
Restricted equity securities	24,331	350	5.77%	22,082	332	6.10%	21,518	334	6.16%
Total Securities	906,134	6,873	3.04%	1,123,330	8,716	3.15%	1,296,951	9,578	2.93%
Certificates of deposit at other financial institutions	3,759	22	2.35%	3,592	20	2.26%	3,123	16	2.03%
Fed funds sold and other (2)	147,542	855	2.32%	143,196	969	2.74%	127,769	709	2.20%
Total interest earning assets	3,940,266	48,009	4.89%	4,044,231	48,058	4.82%	4,054,621	46,641	4.56%
Noninterest Earning Assets:
Provision for loan losses	(28,007)			(24,054)			(22,667)
Other assets	192,843			200,078			151,749
Total noninterest earning assets	164,836			176,024			129,082
Total assets	$4,105,102			$4,220,255			$4,183,703
Interest-bearing liabilities:
Interest bearing deposits:
Interest Checking	$816,429	$4,357	2.14%	$857,096	$4,420	2.09%	$751,873	$3,564	1.88%
Money market	1,026,200	6,103	2.39%	992,842	5,979	2.44%	822,850	4,499	2.17%
Savings deposits	38,882	27	0.28%	40,609	28	0.28%	44,336	32	0.29%
Time deposits	1,036,904	6,192	2.40%	1,165,666	6,563	2.28%	1,442,783	7,846	2.16%
Total interest bearing deposits	2,918,415	16,679	2.29%	3,056,213	16,990	2.25%	3,061,842	15,941	2.07%
Other interest-bearing liabilities:
FHLB advances(8)	349,615	2,237	2.57%	364,711	1,959	2.18%	365,696	1,979	2.15%
Federal funds purchased and other (3)	13,249	90	2.72%	10,594	72	2.76%	19,626	123	2.49%
Subordinated notes	58,754	1,082	7.39%	58,709	1,082	7.47%	58,664	1,082	7.32%
Total other interest-bearing liabilities	421,618	3,409	3.24%	434,014	3,113	2.91%	443,986	3,184	2.85%
Total Interest-bearing liabilities	3,340,033	20,088	2.41%	3,490,227	20,103	2.34%	3,505,828	19,125	2.16%
Noninterest bearing liabilities:
Demand deposits	313,104			291,176			303,192
Other liabilities	63,505			61,736			13,974
Total noninterest-bearing liabilities	376,609			352,912			317,166
Total liabilities	3,716,642			3,843,139			3,822,994
Equity	388,460			377,116			360,709
Total liabilities and equity	$4,105,102			$4,220,255			$4,183,703
Net interest income		$27,921			$27,955			$27,516
Interest rate spread (4)			2.48%			2.48%			2.40%
Net interest margin (5)			2.84%			2.80%			2.69%
Cost of total deposits			2.07%			2.06%			1.88%
Average interest-earning assets to average			117.97%			115.87%			115.65%
interest-bearing liabilities
Tax equivalent adjustment		$556			$535			$595
Loan yield components:
Contractual interest rate on loans held for investment (1)		$37,925	5.32%		$36,465	5.34%		$34,324	5.20%
Origination and other loan fee income		1,904	0.27%		1,600	0.24%		1,647	0.25%
Accretion on purchased loans		174	0.02%		173	0.03%		249	0.03%
Nonaccrual interest collections		—	0.00%		—	0.00%		44	0.01%
Total loan yield		$40,003	5.61%		$38,238	5.61%		$36,264	5.49%

(1) Loan balances are net of deferred origination fees and costs. Nonaccrual loans are included in total loan balances.
(2) Includes federal funds sold, capital stock in the Federal Reserve Bank and Federal Home Loan Bank, and interest-bearing deposits at the Federal Reserve Bank and the Federal Reserve Bank and the Federal Home Loan Bank.
(3) Includes repurchase agreements.
(4) Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(5) Represents net interest income (annualized) divided by total average earning assets.
(6) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax-exempt interest income on tax exempt loans and investment securities to a fully taxable basis.
(7) Average balances are average daily balances.
(8) Includes finance lease.

Loan Portfolio and Asset Quality
For the Quarters Ended
(Unaudited)
(In Thousands, Except %)

	2019								2018
	December 31, 2019	% of Total	September 30, 2019	% of Total	June 30, 2019	% of Total	March 31, 2019	% of Total	December 31, 2018	% of Total
Loan portfolio
Commercial and industrial	$575,696	20.53%	$576,018	20.60%	$666,025	23.12%	$635,673	22.64%	$591,479	22.19%
Construction and land development	589,799	21.04%	596,459	21.33%	582,715	20.23%	579,584	20.65%	583,022	21.87%
Commercial real estate:
Nonfarm, nonresidential	942,190	33.60%	911,205	32.59%	893,085	31.01%	851,102	30.32%	752,806	28.24%
Other	46,793	1.67%	32,466	1.16%	37,789	1.31%	40,597	1.45%	47,965	1.80%
Residential real estate:
Closed-end 1-to-4 family	456,378	16.28%	477,789	17.09%	497,838	17.28%	498,511	17.76%	494,366	18.55%
Other	188,203	6.71%	196,322	7.02%	198,016	6.87%	197,446	7.03%	190,173	7.13%
Consumer and other	4,790	0.17%	5,974	0.21%	4,965	0.17%	4,464	0.16%	5,588	0.21%
Total loans held for investment	$2,803,849	100.00%	$2,796,233	100.00%	$2,880,433	100.00%	$2,807,377	100.00%	$2,665,399	100.00%
Allowance for loan losses roll forward summary
Allowance for loan losses at the beginning of the period	$26,474		$27,443		$27,857		$23,451		$22,479
Charge-offs	(191)		(2,021)		(7,592)		(653)		(5)
Recoveries	192		52		147		4		2
Provision for Loan losses	200		1,000		7,031		5,055		975
Allowance for loan losses at the end of the period	$26,675		$26,474		$27,443		$27,857		$23,451
Allowance for loan losses as a percentage of total loans held for investment	0.95%		0.95%		0.95%		0.99%		0.88%
Charge-offs
Commercial and industrial	$(160)		$(1,935)		$(7,563)		$(568)		$—
Residential real estate	(9)		—		—		(15)		—
Construction and land development	—		(59)		—		—		—
Consumer and other	(22)		(27)		(29)		(70)		(5)
Total Charge-offs	$(191)		$(2,021)		$(7,592)		$(653)		$(5)
Recoveries
Commercial and industrial	$185		$30		$70		$—		$—
Residential real estate	—		—		16		2		1
Consumer and other	7		22		61		2		1
Total Recoveries	$192		$52		$147		$4		$2
Net (charge-offs) recoveries	$1		$(1,969)		$(7,445)		$(649)		$(3)
Net charge-offs (recoveries) as a percentage of average total loans(b)	0.00%		0.27%		1.04%		0.10%		0.00%
Criticized and Classified
Loans classified as criticized	$2,565		$33,161		$29,876		$8,117		$16,123
Loans classified as substandard or worse	49,264		49,424		28,151		35,728		38,711
Total Loans Criticized and Classified	$51,829		$82,585		$58,027		$43,845		$54,834
Nonperforming assets(a)
Past due 90 days or more and accruing interest	$654		$79		$676		$180		$208
Nonaccrual	2,760		3,028		4,030		11,724		5,488
Total nonperforming loans held for investment	$3,414		$3,107		$4,706		$11,904		$5,696
Total nonperforming assets	$3,414		$3,107		$4,706		$11,904		$5,696
Total nonperforming loans as a percentage of loans held for investment	0.12%		0.11%		0.16%		0.42%		0.21%
Total nonperforming assets as a percentage of total assets	0.09%		0.08%		0.12%		0.28%		0.13%
Total accruing loans over 90 days delinquent as a percentage of total assets	0.02%		0.00%		0.02%		0.00%		0.00%
Loans restructured as troubled debt restructurings	$311		$313		$316		$319		$167
Troubled debt restructurings as a percentage of loans held for investment	0.01%		0.01%		0.01%		0.01%		0.01%

(a) Nonperforming assets exclude purchase credit impaired loans
(b) Annualized

Preliminary Capital Ratios
(Unaudited)
(In Thousands, Except %)

Computation of Tangible Common Equity to Tangible Assets:	December 31, 2019	December 31, 2018
Total Shareholders' Equity	$424,646	$372,740
Less:
Goodwill	18,176	18,176
Other intangibles	477	991
Tangible Common Equity	$405,993	$353,573

Total Assets	$3,910,243	$4,249,439
Less:
Goodwill	18,176	18,176
Other intangibles	477	991
Tangible Assets	$3,891,590	$4,230,272

Preliminary Total Risk-Weighted Assets	$3,256,463	$3,011,345

Total Common Equity to Total Assets	10.9%	8.8%
Tangible Common Equity to Tangible Assets	10.4%	8.4%

	December 31, 2019	December 31, 2018
Preliminary Regulatory Capital:
Common Equity Tier 1 Capital	$402,512	$367,096
Tier 1 Capital	402,512	367,096
Total Capital	488,143	449,325
Preliminary Regulatory Capital Ratios:
Common Equity Tier 1	12.4%	12.2%
Tier 1 Risk-Based	12.4%	12.2%
Total Risk-Based	15.0%	14.9%
Tier 1 Leverage	10.6%	8.8%

Non-GAAP Reconciliation
For the Years and Quarters Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2019					2018
Core net income	Fiscal Year	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fiscal Year	Fourth Quarter

Pre-tax net income	$34,185	$11,622	$13,441	$5,887	$3,235	$40,433	$3,873
Non-core items:
Noninterest income
(Gain) / loss on sales of securities	(1,493)	—	(1,493)	—	—	4,160	4,160
Loss on sales of loans	1,765	—	1,765	—	—	—	—
Noninterest expenses
FDIC assessment credit	(757)	—	(757)	—	—	—	—
Employment related payroll adjustments	598	598	—	—	—	—	—
Post-employment and retirement expense	4,143	—	—	—	4,143	3,151	3,151
Pre-tax core net income	$38,441	$12,220	$12,956	$5,887	$7,378	$47,744	$11,184
Pre-tax pre-provision core profit	$51,727	$12,420	$13,956	$12,918	$12,433	$49,998	$12,159

Pre-tax core net income	$38,441	$12,220	$12,956	$5,887	$7,378	$47,744	$11,184
Core income tax expense	6,011	2,001	2,030	706	1,275	7,788	1,998
Core net income	$32,430	$10,219	$10,926	$5,181	$6,103	$39,956	$9,186
Less: earnings attributable to noncontrolling interest	16	8	—	8	—	16	8
Core net income available to common shareholders	$32,414	$10,211	$10,926	$5,173	$6,103	$39,940	$9,178
Less: earnings allocated to participating securities	251	64	74	42	71	430	100
Core net income allocated to common shareholders	$32,163	$10,147	$10,852	$5,131	$6,032	$39,510	$9,078
Weighted average common shares outstanding fully diluted	14,962,307	15,126,270	14,991,363	14,894,140	14,804,830	14,556,958	14,821,540

Core diluted earnings per share
Diluted earnings per share	$1.93	$0.64	$0.75	$0.34	$0.19	$2.34	$0.25
Non-core items:
Noninterest income
(Gain) / loss on sales of securities	(0.10)	—	(0.10)	—	—	0.29	0.28
Loss on sales of loans	0.12	—	0.12	—	—	—	—
Noninterest expenses
FDIC assessment credit	(0.04)	—	(0.04)	—	—	—	—
Employment related payroll adjustments	0.05	0.05	—	—	—	—	—
Accrual for post-employment benefits	0.28	—	—	—	0.28	0.22	0.21
Tax effect	$(0.08)	$(0.01)	$(0.01)	$—	$(0.06)	$(0.14)	$(0.13)
Core diluted earnings per share	$2.16	$0.68	$0.72	$0.34	$0.41	$2.71	$0.61
Year-to-date average tangible common equity (a)	$375,898					$325,012
 Non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items. Excludes 4Q'19 employee related payroll adjustments of $598, 3Q’19 FDIC nonrecurring assessment credit, gain on sales of securities and loss on sales of loans. Excludes 1Q’19 compensation-related, nonrecurring expenses and 4Q'18 compensation-related, nonrecurring expenses and securities losses.
See "GAAP reconciliation and use of non-GAAP financial measures" and the reconciliation tables above for a discussion and reconciliation of non-GAAP financial measures.
(a) Core net income includes a dividend declared and paid by the Company's REIT subsidiary to minority interest preferred shareholders in the second and fourth quarters of 2019 and the fourth quarter of 2018.

Non-GAAP Reconciliation
For the Quarters Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2019				2018
Core efficiency ratio	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Total noninterest expense	$21,047	$18,614	$19,370	$22,616	$21,689
Plus FDIC assessment credit	—	757	—	—	—
Employment related payroll adjustments	(598)	—	—	—	—
Less post-employment and retirement expense	—	—	—	(4,143)	(3,151)
Core noninterest expense	$20,449	$19,371	$19,370	$18,473	$18,538
Net interest income	$28,296	$28,262	$27,365	$27,420	$26,921
Total noninterest income	4,573	4,793	4,923	3,486	(384)
(Gain) / loss on sales of securities	—	(1,493)	—	—	4,160
Loss on sales of loans	—	1,765	—	—	—
Core noninterest income	$4,573	$5,065	$4,923	$3,486	$3,776
Core revenue	$32,869	$33,327	$32,288	$30,906	$30,697
Efficiency ratio (GAAP)(1)	64.0%	56.3%	60.0%	73.2%	81.7%
Core efficiency ratio	62.2%	58.1%	60.0%	59.8%	60.4%

(1) Efficiency ratio (GAAP) is calculated by dividing reported noninterest expense by reported total core revenue

	2019				2018
Tangible assets and equity	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Tangible Assets
Total assets	$3,910,243	$3,818,324	$4,071,971	$4,238,436	$4,249,439
Less goodwill	18,176	18,176	18,176	18,176	18,176
Less intangibles, net	477	587	709	844	991
Tangible assets	$3,891,590	$3,799,561	$4,053,086	$4,219,416	$4,230,272
Tangible Common Equity
Total shareholders' equity	$424,646	$408,168	$393,516	$383,421	$372,740
Less goodwill	18,176	18,176	18,176	18,176	18,176
Less intangibles, net	477	587	709	844	991
Tangible common equity	$405,993	$389,405	$374,631	$364,401	$353,573
Common shares outstanding	14,821,594	14,636,484	14,628,287	14,574,339	14,538,085
Book value per common share	$28.65	$27.89	$26.90	$26.31	$25.64
Tangible book value per common share	$27.39	$26.61	$25.61	$25.00	$24.32
Total shareholders' equity to total assets	10.9%	10.7%	9.7%	9.0%	8.8%
Tangible common equity to tangible assets	10.4%	10.2%	9.2%	8.6%	8.4%

Non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items. Excludes 4Q'19 employee related payroll adjustments of $598, 3Q’19 FDIC nonrecurring assessment credit, gain on sales of securities and loss on sales of loans. Excludes 1Q’19 compensation-related, nonrecurring expenses and 4Q'18 compensation-related, nonrecurring expenses and securities losses.
See "GAAP reconciliation and use of non-GAAP financial measures" and the reconciliation tables above for a discussion and reconciliation of non-GAAP financial measures.

Non-GAAP Reconciliation
For the Quarters Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2019				2018
Return on average tangible common equity	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Total average shareholders' equity	$414,500	$399,096	$388,460	$377,116	$360,709
Less average goodwill	18,176	18,176	18,176	18,176	18,176
Less intangibles, net	633	587	709	844	991
Average tangible common equity	$395,691	$380,333	$369,575	$358,096	$341,542
Net income available to common shareholders (1)	$9,721	$11,324	$5,173	$2,901	$3,743
Return on average tangible common equity	9.7%	11.8%	5.6%	3.3%	4.3%

	2019				2018
Core return on average tangible common equity	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Pre-tax net income	$11,622	$13,441	$5,887	$3,235	$3,873
Adjustments:
Add non-core items	598	(485)	—	4,143	7,311
Less core income tax expense	2,001	2,030	706	1,275	1,998
Core net income (2)	$10,219	$10,926	$5,181	$6,103	$9,178
Core return on average tangible common equity	10.2%	11.4%	5.6%	6.9%	10.7%

	2019				2018
Core return on average assets and equity	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Net income	$9,721	$11,324	$5,173	$2,901	$3,743
Average assets	3,808,311	3,999,347	4,105,102	4,220,255	4,183,703
Average equity	414,500	399,096	388,460	377,116	360,709
Return on average assets	1.01%	1.12%	0.51%	0.28%	0.35%
Return on average equity	9.3%	11.3%	5.3%	3.1%	4.1%
Core net income (2)	$10,219	$10,926	$5,181	$6,103	$9,178
Core return on average assets	1.06%	1.08%	0.51%	0.59%	0.87%
Core return on average equity	9.8%	10.9%	5.3%	6.6%	10.1%

	2019				2018
Core total revenue	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Net interest income	$28,296	$28,262	$27,365	$27,420	$26,921
Noninterest income	4,573	4,793	4,923	3,486	(384)
Adjustments
(Gain) / loss on sales of securities	—	(1,493)	—	—	4,160
Loss on sales of loans	—	1,765	—	—	—
Core total revenue	$32,869	$33,327	$32,288	$30,906	$30,697
Annualized net income available to common shareholders (1)	$38,567	$44,927	$20,749	$11,765
Annualized core net income (2)	$40,544	$43,349	$20,781	$24,752

(1) Annualized net income available to common shareholders utilized in calculating year-to-date return on average tangible common equity.
(2) Annualized core net income utilized in calculating core return on average tangible common equity and core return on average assets and average equity.
Non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items. Excludes 4Q'19 employee related payroll adjustments of $598, 3Q’19 FDIC nonrecurring assessment credit, gain on sales of securities and loss on sales of loans. Excludes 1Q’19 compensation-related, nonrecurring expenses and 4Q'18 compensation-related, non-reoccurring expenses and securities losses.
See "GAAP reconciliation and use of non-GAAP financial measures" and the reconciliation tables above for a discussion and reconciliation of non-GAAP financial measures.